Exhibit 16.1

AUDIT ALLIANCE LLP®

A Top 18 Audit Firm

10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

January 23, 2025

Securities and Exchange Commission 100 F Street, N.E.

Washington, D.C. 20549 Commissioners:

We have read Form 6-K dated January 23, 2025, of Color Star Technology Co., Ltd. (“Registrant”) and are in agreement with the statements contained therein as it pertains to our firm; we are not in a position to agree or disagree with other statements of Registrant contained therein.

Very truly yours,

/s/ Audit Alliance LLP Singapore